Exhibit 99.1
ASX RELEASE | June 14, 2024 | ASX:PLL

Piedmont Lithium Reports Results of Annual Meeting of Stockholders

Belmont, North Carolina, June 13, 2024 – Piedmont Lithium Inc. (“Piedmont” or “Company”) (Nasdaq: PLL; ASX: PLL), a leading North American supplier of lithium products critical to the U.S. electric vehicle supply chain, is pleased to announce the results of its annual meeting of stockholders held virtually on June 13, 2024 (the “Meeting”), at which stockholders approved all proposals put forward by the Company.

The three director nominees named in the Company’s proxy statement dated April 29, 2024 (the “Proxy Statement”) were elected to serve until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Additionally, the other proposals, as outlined in the Proxy Statement, were approved by the affirmative vote of at least a majority of the voting power of shares of common stock present or represented at the Meeting and entitled to vote on the proposal.

Voting results are provided in the tables that follow. All resolutions were decided by a poll. The information required by ASX Listing Rule 3.13.2 is contained in the Appendix to this announcement.

1.	Election of the three Class I director nominees to serve until the 2027 Annual Meeting of Stockholders and until their successors are duly elected and qualified (Proposal 1):
Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mr. Keith Phillips	6,925,663	230,446	3,678,733
Mr. Michael Bless	6,693,870	462,239	3,678,733
Ms. Dawne Hickton	6,764,663	391,446	3,678,733

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 (Proposal 2):

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,637,148	146,798	50,896	0

3.	Approval of, on a non-binding, advisory basis, the compensation of the Company’s named executive officers (Proposal 3):

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,949,530	2,990,224	216,355	3,678,733

4.	Approval of the grant of up to 169,903 stock options to Mr. Keith Phillips (Proposal 4):

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,735,326	3,202,660	218,123	3,678,733

5.	Approval of the grant of up to 64,362 restricted stock units to Mr. Keith Phillips (Proposal 5):

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,755,691	3,190,916	209,502	3,678,733

6.	Approval of the grant of up to 257,442 performance stock units to Mr. Keith Phillips (Proposal 6):

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,696,747	3,222,792	236,570	3,678,733

7.	Approval of the grant of up to 13,976 restricted stock units to Mr. Jeff Armstrong (Proposal 7):

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,519,182	382,007	254,920	3,678,733

8.	Approval of the grant of up to 7,724 restricted stock units to Ms. Christina Alvord (Proposal 8):

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,577,574	376,625	201,910	3,678,733

9.	Approval of the grant of up to 7,724 restricted stock units to Mr. Jorge Beristain (Proposal 9):

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,584,667	371,070	200,372	3,678,733

10.	Approval of the grant of up to 7,724 restricted stock units to Mr. Michael Bless (Proposal 10):

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,582,447	374,041	199,621	3,678,733

11.	Approval of the grant of up to 7,724 restricted stock units to Mr. Claude Demby (Proposal 11):

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,584,308	372,582	199,219	3,678,733

12.	Approval of the grant of up to 7,724 restricted stock units to Ms. Dawne Hickton (Proposal 12):

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,579,790	376,512	199,807	3,678,733

About Piedmont Lithium

Piedmont Lithium (Nasdaq: PLL; ASX: PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America. Our goal is to become one of the largest lithium hydroxide producers in North America by processing spodumene concentrate produced from assets where we hold an economic interest. Our projects include our Carolina Lithium and Tennessee Lithium projects in the United States and partnerships in Quebec with Sayona Mining (ASX: SYA) and in Ghana with Atlantic Lithium (AIM: ALL; ASX: A11). These geographically diversified operations help us to play a pivotal role in supporting America’s move toward energy independence and the electrification of transportation and energy storage. For more information, follow us on Twitter @PiedmontLithium and visit www.piedmontlithium.com.

For further information, contact:

Erin Sanders
SVP, Corporate Communications & Investor Relations
T: +1 704 575 2549
E: esanders@piedmontlithium.com

Appendix – Results of Piedmont Lithium Inc.’s 2024 Annual Meeting of Stockholders – 13 June 2024

The following information is provided in accordance with ASX Listing Rule 3.13.2:

Resolution	Number of Valid Proxy Votes Received Before the Meeting			Number and Percentage of Votes on the Poll		Result
	For	Withheld	Proxy’s Discretion	For	Withheld
1.a. Election of Mr. Keith Phillips	6,925,663	230,446	Nil	6,925,663 96.78%	230,446 3.22%	Elected
1.b. Election of Mr. Michael Bless	6,693,870	462,239	Nil	6,693,870 93.54%	462,239 6.46%	Elected
1.c. Election of Ms. Dawne Hickton	6,764,663	391,446	Nil	6,764,663 94.53%	391,446 5.47%	Elected

Resolution	Number of Valid Proxy Votes Received Before the Meeting				Number and Percentage of Votes on the Poll			Result
	For	Against	Abstain	Proxy’s Discretion	For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP for the year ending December 31, 2024	10,637,148	146,798	50,896	Nil	10,637,148 98.18%	146,798 1.35%	50,896 0.47%	Approved
3. Approval of, on a non-binding, advisory basis, the compensation of the Company’s named executive officers	3,949,530	2,990,224	216,355	Nil	3,949,530 55.19%	2,990,224 41.79%	216,355 3.02%	Approved
4. Approval of the grant of up to 169,903 stock options to Mr. Keith Phillips	3,735,326	3,202,660	218,123	Nil	3,735,326 52.20%	3,202,660 44.75%	218,123 3.05%	Approved
5. Approval of the grant of up to 64,362 restricted stock units to Mr. Keith Phillips	3,755,691	3,190,916	209,502	Nil	3,755,691 52.48%	3,190,916 44.59%	209,502 2.93%	Approved
6. Approval of the grant of up to 257,442 performance stock units to Mr. Keith Phillips	3,696,747	3,222,792	236,570	Nil	3,696,747 51.66%	3,222,792 45.04%	236,570 3.30%	Approved
7. Approval of the grant of up to 13,976 restricted stock units to Mr. Jeff Armstrong	6,519,182	382,007	254,920	Nil	6,519,182 91.10%	382,007 5.34%	254,920 3.56%	Approved
8. Approval of the grant of up to 7,724 restricted stock units to Ms. Christina Alvord	6,577,574	376,625	201,910	Nil	6,577,574 91.92%	376,625 5.26%	201,910 2.82%	Approved
9. Approval of the grant of up to 7,724 restricted stock units to Mr. Jorge Beristain	6,584,667	371,070	200,372	Nil	6,584,667 92.01%	371,070 5.19%	200,372 2.80%	Approved
10. Approval of the grant of up to 7,724 restricted stock units to Mr. Michael Bless	6,582,447	374,041	199,621	Nil	6,582,447 91.98%	374,041 5.23%	199,621 2.79%	Approved
11. Approval of the grant of up to 7,724 restricted stock units to Mr. Claude Demby	6,584,308	372,582	199,219	Nil	6,584,308 92.01%	372,582 5.21%	199,219 2.78%	Approved
12. Approval of the grant of up to 7,724 restricted stock units to Ms. Dawne Hickton	6,579,790	376,512	199,807	Nil	6,579,790 91.95%	376,512 5.26%	199,807 2.79%	Approved